UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ________________________________________________________________________
FORM 8-K

________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2015
 ________________________________________________________________________
CHESAPEAKE LODGING TRUST
(Exact name of registrant as specified in its charter)
 ________________________________________________________________________

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (410) 972-4140
Not Applicable
(Former name or former address, if changed since last report.)
 ________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 4, 2015, Chesapeake Lodging, L.P., the operating partnership and a wholly owned subsidiary of Chesapeake Lodging Trust (the “Trust”), amended its credit agreement by which it has obtained an unsecured revolving credit facility (prior to the amendment, the Trust had a secured revolving credit facility) with a lending syndicate led by Wells Fargo Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Deutsche Bank Securities Inc., as documentation agent. The Trust and certain of its indirect subsidiaries serve as guarantors of borrowings under the unsecured revolving credit facility. The amended credit agreement increases the maximum amounts the Trust may borrow from $250.0 million to $300.0 million, and also provides for the possibility of further increases, up to a maximum of $450.0 million, in accordance with the terms of the amended credit agreement. The actual amount that the Trust can borrow under the unsecured revolving credit facility continues to be based on the value of the Trust's hotels included in the borrowing base, as defined in the amended credit agreement. As of March 4, 2015, the borrowing base included 10 of the Trust’s hotels providing borrowing availability of $300.0 million under the revolving credit facility, of which $40.0 million was outstanding. A copy of the Trust’s press release announcing this transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The initial term of the amended credit agreement will now expire in March 2019, subject to extension for another year at the Trust’s option subject to satisfaction of customary conditions. Amounts borrowed under the amended credit agreement will bear interest at spreads over LIBOR that will be determined based on the Trust’s consolidated leverage ratio as of the end of its most recent fiscal quarter, as shown below:

Leverage Ratio	Applicable Margin
<35%	1.55%
≥35%<40%	1.60%
≥40%<45%	1.65%
≥45%<50%	1.95%
≥50%<55%	2.10%
≥55%	2.30%

The applicable margin will reset 10 business days after each delivery of a compliance certificate relating to the Trust’s quarterly or year-end financial results, as applicable. For the period from March 4, 2015 until the next reset date, the applicable margin will be 1.55%.

The amended credit agreement has more favorable financial covenants, including the leverage ratio and minimum tangible net worth requirement, as compared to those in effect prior to the amendment, and has additional financial covenants typically found in similar unsecured revolving credit facilities, including a consolidated secured debt ratio, an unsecured leverage ratio and an unsecured debt service coverage ratio.

The foregoing description of the amended credit agreement is qualified in its entirety by the full terms and conditions of the amended credit agreement which will be filed with the Securities and Exchange Commission as an exhibit to a subsequent report of the Trust.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated March 4, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2015	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer